UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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America Service Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA SERVICE GROUP INC.

105 Westpark Drive

Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of America Service Group Inc.:

      The 2004 annual meeting of stockholders of America Service Group Inc. will be held on Wednesday, June 16, 2004, at 10:00 a.m., local time, at 105 Westpark Drive, Suite 200, Brentwood, Tennessee, to consider and vote on the following proposals:

1.	the election of seven directors for a term of one year;

2.	the adoption of the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan;

3.	the adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 20,000,000 shares; and

4.	such other matters as may properly come before the meeting or any adjournments thereof.

      All stockholders of record as of the close of business on April 27, 2004, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available during the ten day period preceding the meeting at our offices located at 105 Westpark Drive, Suite 200, Brentwood, Tennessee. Your attention is directed to the proxy statement accompanying this notice.

      You are cordially invited to attend the annual meeting in person. Even if you plan to attend in person, please sign, date and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to its use.

By Order of the Board of Directors,

/s/ Jean L. Byassee

JEAN L. BYASSEE
Secretary

Brentwood, Tennessee

April 29, 2004

      Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by mail as promptly as possible to ensure the presence of a quorum for the meeting. To vote and submit your proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If you attend the meeting, you may, of course, revoke the proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

AMERICA SERVICE GROUP INC.

105 Westpark Drive

Suite 200
Brentwood, Tennessee 37027

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2004

      This proxy statement is furnished by and on behalf of our Board of Directors to the holders of shares of common stock, par value $.01 per share, of America Service Group Inc. (“ASG”) in connection with the solicitation of proxies for use at the 2004 annual meeting of stockholders to be held on Wednesday, June 16, 2004, at 10:00 a.m., local time, at 105 Westpark Drive, Suite 200, Brentwood, Tennessee, and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being sent to stockholders on or about May 11, 2004.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

      You are receiving a proxy statement and proxy card because you own shares of ASG common stock. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint each of Mr. Michael Catalano and Ms. Jean L. Byassee as your representatives at the meeting. Mr. Catalano or Ms. Byassee will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Catalano and Ms. Byassee will vote your shares, under your proxy, as recommended by the Board of Directors. If no recommendation is given, Mr. Catalano and Ms. Byassee will vote your shares in accordance with their own discretion.

What is the purpose of the annual meeting?

      At the annual meeting, stockholders will elect seven directors to serve on our Board of Directors until the 2005 annual meeting. In addition, stockholders will vote on the adoption of the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan and an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 20,000,000 shares. Stockholders will also act on any other matters that properly come before the meeting. We do not expect that any other matters will come before the meeting. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

      Only stockholders of record at the close of business on April 27, 2004, which we refer to as the record date, are entitled to receive notice of the annual meeting and to vote at the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon. At the close of business on the record date, 7,078,837 shares of our common stock were outstanding and entitled to vote at the meeting.

Who may attend the meeting?

      Only beneficial owners of common stock of record as of the record date may attend the meeting. Registration and seating will begin at 10:00 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Parking is available at our offices.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct the meeting. Proxies received but marked as “withhold authority to vote” or “abstain” will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will also be included in the calculation of the number of shares to be present at the meeting.

How do I vote?

      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “For” each of the proposals described in this proxy statement.

      You may also vote in person at the meeting. Written ballots will be given to anyone who wants to vote at the meeting. If you hold your shares in “street name,” you will need to obtain a proxy from the broker or bank that holds your shares in order to vote at the meeting.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy card, you can change your vote at any time before the proxy is exercised by (1) filing a notice of revocation with ASG’s corporate secretary, (2) submitting a duly executed proxy bearing a later date or (3) voting in person at the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy.

Will my shares be voted if I do not sign and return my proxy card?

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by broker non-votes will, however, be counted in determining whether there is a quorum.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote

•	“For” the election of the seven named nominees for the Board of Directors (see Proposal One);

•	“For” the adoption of the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan (the “Amended and Restated 1999 Incentive Stock Plan”) (see Proposal Two); and

•	“For” the adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 20,000,000 shares (see Proposal Three).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      For the election of directors, the seven persons receiving the greatest number of affirmative votes cast at the annual meeting will be elected as directors. This number is called a “plurality.” Abstentions will have no effect on the outcome of the election of directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      For the Amended and Restated 1999 Incentive Stock Plan, the affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote will be required for approval. Abstentions and broker non-votes will not be voted although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote but broker non-votes will have no effect in determining the outcome of the vote on the Amended and Restated 1999 Incentive Stock Plan.

      For the amendment to our Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote will be required for approval. Abstentions and broker non-votes will not be voted although they will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have the effect of a negative vote on the amendment to our Amended and Restated Certificate of Incorporation.

      For any other business that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote.

Who will pay for this solicitation?

      We will bear the cost of this solicitation. In addition to solicitation by mail, some of our officers and employees may solicit proxies in person, by telephone or otherwise. Our officers and employees will not be paid any additional compensation for their solicitation efforts. We may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals at our expense.

PROPOSAL ONE: ELECTION OF DIRECTORS

INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Nominees

      Pursuant to the bylaws, the Board of Directors determines the size of the board of directors. The Board of Directors is currently set at eight directors. Based on the recommendation of the Nominating Committee, each of the seven directors listed below have been nominated by the Board of Directors for reelection to serve as directors until the 2005 annual meeting of stockholders or until their successors are elected and qualified. William C. Stapleton, a current director whose term will end on the date of the 2004 annual meeting of stockholders, will not stand for reelection. ASG and the Board of Directors thank Mr. Stapleton for his dedicated service. Each nominee has consented to serve on the Board of Directors until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The Nominating Committee has recommended that the size of the Board be reduced to seven members following the 2004 annual meeting of stockholders, and the Board intends to take action to implement this recommendation immediately following the annual meeting.

      If any of the nominees should be unable to serve for any reason, the Board of Directors may (1) designate a substitute nominee or nominees, in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees, (2) allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or (3) eliminate the vacancy.

      The Board of Directors recommends a vote “For” each nominee for director.

	Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)	Director Since

Michael Catalano, 52	Chairman of the Board of Directors since July 2000; President and Chief Executive Officer since September 1998; Executive Vice President of Development, General Counsel and Secretary from July 1996 to September 1998.	1998
William D. Eberle, 80	Chairman of the Board of Directors from March 1995 to August 1998; Chairman, Manchester Associates, L.P., an international consulting company, since 1995; of counsel to Kaye Scholer LLP, a law firm, since 1993; a director and member of the Compensation and Audit Committees of Ampco-Pittsburgh Corporation, an industrial manufacturing company.	1991
Burton C. Einspruch, M.D., 68	Practicing physician since 1966; Clinical Professor of Psychiatry at Southwestern Medical Center since 1997; director of Dallas National Bank, a banking institution, since 1996; Chairman, Holocaust Studies Advisory Committee at the University of Texas at Dallas, since 1993; Fellow of the American College of Psychiatrists.	2000
Michael E. Gallagher, 54	Partner and co-founder of Shamrock Investments, LLC, a healthcare advisory firm since 1987; various positions with American Medical International, a for-profit hospital chain, the most recent of which was Group Vice President, Director of Corporate Development, Financial Planning and Controls, from 1980 through 1986; Chairman, President and Chief Executive Officer of Health Net of California, a for-profit Health Maintenance Organization, from 1995 through 1996; and a director of Health Net of California since 1995.	2003

	Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)	Director Since

Carol R. Goldberg, 72	President, the AVCAR Group, Ltd., a management consulting firm, since 1989; a director and member of the Compensation Committee of Inverness Medical Innovations, Inc., a consumer medical device manufacturing company.	1991
Richard M. Mastaler, 58	Chairman and Chief Executive Officer of Managed Health Ventures, Inc., a healthcare consulting and investment company, since September 2001; Chairman and Chief Executive Officer of CCN Managed Care, Inc., a managed health care company, from August 1997 through September 2001; Executive Vice President — Mergers and Acquisitions and Product Development of Magellan Health Services, Inc., a managed behavioral health care company, from September 1996 through August 1997; President and Chief Executive Officer of Unilab Corporation, a clinical lab company, from 1994 through 1996; President and Chief Executive Officer of Preferred Health Network, a managed healthcare company, from 1988 through 1994.	1999
Richard D. Wright, 58	Vice Chairman of Operations since December 2001; partner of Health Projects, LLC, a healthcare consulting firm, from July 2001 through December 2001; Chairman of Silicon Medical, a business services provider with Internet-based commerce software serving the healthcare supply segment, from April 2001 through December 2001; Chairman, President and Chief Executive Officer of Covation LLC, a provider of software integration and data management services for health care providers and organizations, from October 1998 through January 2001; Co-Founder and Executive Vice President of PhyCor, Inc., a physician practice management company, from 1988 through 1998.	1999

      Mr. Catalano, our Chairman, President and Chief Executive Officer, has entered into an employment agreement with us that requires, among other things, that the Board, during the term of such employment agreement, take all necessary steps to ensure that Mr. Catalano is slated as a management nominee to the Board of Directors. See “Executive Compensation — Employment Agreements.”

Committees and Meetings

      The Board of Directors held seven meetings during the year ended December 31, 2003. During 2003, each director attended more than 75% of all meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has adopted a policy whereby directors are required to attend the annual meeting of stockholders. At the 2003 annual meeting of stockholders, all members of the Board of Directors were present.

      Audit Committee. The Audit Committee, which currently consists of Messrs. Stapleton, Eberle, Gallagher and Mastaler held nine meetings during 2003. Mr. Stapleton is the Chairperson of the Committee. Mr. Gallagher was appointed to the Audit Committee on March 2, 2004. The functions of the Audit Committee include:

•	recommending the appointment of our independent accountants;

•	meeting periodically with our management and our independent accountants on matters relating to the annual audit, internal controls, and accounting principles of our financial reporting; and

•	reviewing potential conflict of interest situations, where appropriate.

The Audit Committee has adopted a charter, a copy of which is attached to this proxy statement as Appendix A. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements prescribed by applicable law, the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of The Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, and that Mr. Stapleton qualifies as an “audit committee financial expert” under SEC rules and meets the Nasdaq professional experience requirements.

      Incentive Stock and Compensation Committee. The Incentive Stock and Compensation Committee, which currently consists of Ms. Goldberg, Mr. Gallagher and Mr. Mastaler, held three meetings during 2003. Ms. Goldberg is the Chairperson of the Committee. The Board of Directors has determined that each member of the Incentive Stock and Compensation Committee meets the independence requirements prescribed by applicable law, the Nasdaq listing standards and the Internal Revenue Code. The functions of the Incentive Stock and Compensation Committee include:

•	monitoring compensation of all executive management;

•	reviewing and approving compensation of the Chief Executive Officer and the other executive officers;

•	offering advice and guidance concerning the compensation of other senior management; and

•	administering the America Service Group Inc. Amended and Restated Incentive Stock Plan (the “Amended and Restated Incentive Stock Plan”) and the America Service Group Inc. 1999 Incentive Stock Plan (the “1999 Incentive Stock Plan”).

      Nominating Committee. Previously, the Board of Directors maintained an Executive and Nominating Committee, which consisted of Messrs. Eberle and Catalano. This committee did not meet in 2003 and dissolved in June 2003. At its meeting on June 12, 2003, the Board of Directors established the current Nominating Committee. The Nominating Committee currently consists of Mr. Eberle, Mr. Gallagher, Mr. Stapleton, Dr. Einspruch, Mr. Mastaler and Ms. Goldberg and held two meetings during 2003. Mr. Eberle is the Chairperson of the Committee. The Board of Directors has determined that each member of the Nominating Committee meets the independence requirements prescribed by the Nasdaq listing standards. The functions of the Nominating Committee include:

•	defining principles for the selection of candidates for board membership;

•	receiving nominations appropriately submitted by stockholders;

•	reviewing and processing to the Board candidates nominated for Board membership, including candidates nominated by stockholders;

•	timely assessing Board members to determine whether such members shall be proposed for re-election;

•	assisting in the evaluation of management and Board performance; and

•	reviewing proposals of the Chairman of the Board of Directors regarding director nomination.

The Nominating Committee has adopted a charter which is available on our website at www.asgr.com.

      Ethics and Quality Assurance Committee. The Ethics and Quality Assurance Committee consists of Dr. Einspruch and Mr. Wright. The committee held one meeting during 2003. The Chairman of the Committee is Dr. Einspruch. The function of the Ethics and Quality Assurance Committee includes:

•	reviewing our annual Quality Assurance Plan;

•	evaluating our professional credentials program; and

•	receiving reports on compliance issues and our Policy on Business Ethics.

Director Independence

      In December 2003, the Board of Directors reviewed and analyzed the independence of each director under the requirements of applicable law, SEC rules and regulations, the Nasdaq listing standards and the Internal Revenue Code. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined transactions and relationships between directors or their affiliates and us or senior management, including those disclosed under “Certain Transactions.”

      As a result of this review, the Board of Directors affirmatively determined that all directors are independent for purposes of serving on the Board of Directors, except for Mr. Catalano and Mr. Wright. The Board of Directors has further determined that all members of the Audit Committee, Incentive Stock and Compensation Committee and Nominating Committee are independent. Mr. Catalano and Mr. Wright are not considered independent because they are current employees. The independent directors met separately, in private sessions, four times during 2003.

Selection of Director Nominees

      The Nominating Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our Board of Directors or its committees have specific unfulfilled needs. The Nominating Committee then considers nominees identified by the Committee, other directors, our executive officers and stockholders, and in the future the Committee may engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board and its committees. The Nominating Committee then selects nominees to recommend to our Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees.

      In assessing candidates for Board membership the Nominating Committee considers, among other factors, the candidates’ knowledge and experience within the healthcare and corrections industries, multi-facility organizations, business and finance. Nominees shall possess experience with healthcare, complex multi-facility organizations, corrections or finance. Currently, the Nominating Committee does not engage any third parties to identify nominees.

      The Nominating Committee receives nominations appropriately submitted by stockholders. The Nominating Committee has adopted formal procedures for the submission of stockholders’ recommendations for nominees for Board membership as follows:

•	The Nominating Committee will consider candidates proposed by a stockholder or a group of stockholders who individually or in the aggregate, beneficially owned more than 5% of our stock for a period of at least one year prior to the time of making such nomination. Consideration will also be given to other candidates as the Nominating Committee may deem appropriate to consider.

•	Any such stockholder nomination must be made at least 240 days before the date that ASG’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

•	The stockholder sponsored nomination must be accompanied by an affidavit attaching proof of stock ownership including the amount of shares owned and duration of that ownership.

•	The stockholder sponsored candidate’s resume or curriculum vitae must be attached to the proposed nomination along with a consent by such candidate to submit his or her name for consideration and consent to disclosure (or withholding of consent to disclose) of the identity of the candidate if he or she is not nominated by the nominating committee. The stockholder nominating the candidate should also state whether he or they will consent to disclose (or withhold consent to disclose) the identity of the stockholder making the submission of the candidate.

      Such recommendations may be made by submitting the names and other pertinent information in writing to: Chairman of the Nominating Committee, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027. Any such submissions for the 2005 annual meeting must be received by us no later than September 1, 2004. The Nominating Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a stockholder or not.

      As of December 31, 2003, the Nominating Committee had not received a recommended nominee in connection with the 2004 annual meeting from any stockholder or group of stockholders that beneficially owned more than 5% of our common stock for at least one year as of the date of the recommendation.

Compensation of Directors

      Base Compensation. During 2003, we paid each non-employee director $12,000 for serving on the Board, other than Mr. Gallagher who joined the Board in December 2003 and did not receive any compensation. The Board voted on December 3, 2002 to begin compensating the Audit Committee members an additional $1,000 per Audit Committee meeting effective January 1, 2003. In addition, Messrs. Eberle, Stapleton and Mastaler were paid $25,000, $23,500 and $23,500, respectively, for serving on a special committee of the Board formed from June 12, 2003 to July 28, 2003. Directors who are also our employees receive no additional compensation for attending Board or committee meetings.

      Options. During 2003, we granted each non-employee director options to purchase 6,000 shares of our common stock at an exercise price of $15.93 per share for serving on the Board and its committees. Such options fully vested on December 31, 2003. Under the terms of the Amended and Restated Incentive Stock Plan, any person who is not an employee or independent contractor that works for us and who becomes a director will receive an option to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date such person becomes a director. Options granted to non-employee directors will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant.

Executive Officers

      Our executive officers are Mr. Michael Catalano, President and Chief Executive Officer; Mr. Richard D. Wright, Vice Chairman of Operations; Mr. Michael W. Taylor, Senior Vice President and Chief Financial Officer; and Mr. Lawrence H. Pomeroy, Senior Vice President and Chief Development Officer. Information regarding Mr. Catalano and Mr. Wright is set forth above under “Information as to Directors, Nominees and Executive Officers — Nominees.” Certain information with respect to Mr. Taylor and Mr. Pomeroy is set forth below.

Name and Age	Principal Occupation of Employment

Michael W. Taylor, 38	Senior Vice President and Chief Financial Officer since November 2001; Vice President, Chief Financial Officer and Treasurer for Mid-State Automotive Distributors, Inc., an automotive parts distributor, from January 1998 through October 2001.
Lawrence H. Pomeroy, 50	Senior Vice President and Chief Development Officer since February 2003; Senior Vice President of Marketing since April 1998; Hospital Administrator, National Managed Care Director and National Product Director, Behavioral Health of HCA Healthcare Corporation, a behavioral healthcare company, from November 1996 to March 1998.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      Set forth below is information with respect to beneficial ownership of our common stock, par value $.01 per share, as of April 26, 2004 by each director, our named executive officers (i.e., our Chief Executive Officer and the three other most highly compensated executive officers) and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such person.

	Shares Beneficially
Name	Owned(1)	Percentage of Class(2)

Directors and Executive Officers:
Michael Catalano	18,697	*
William D. Eberle(3)	67,524	*
Burton C. Einspruch, M.D.	27,000	*
Michael E. Gallagher	—	*
Carol R. Goldberg(4)	48,524	*
Richard M. Mastaler	6,000	*
William C. Stapleton	2,000	*
Richard D. Wright	102,447	1.43%
Michael W. Taylor	2,500	*
Lawrence H. Pomeroy	68,320	*
All directors and executive officers as a group (10 persons)	343,012	4.65%

*	Less than 1%

(1)	Includes the following shares subject to options exercisable presently or within 60 days: Mr. Catalano, 4,282 shares; Mr. Eberle, 45,893 shares; Dr. Einspruch, 27,000 shares; Ms. Goldberg, 45,893 shares; Mr. Mastaler, 6,000 shares; Mr. Stapleton, 2,000 shares; Mr. Wright, 97,605 shares; Mr. Pomeroy, 67,505 shares and all directors and executive officers as a group, 296,178 shares.

(2)	Based on 7,078,837 shares of common stock outstanding on April 26, 2004.

(3)	Includes 21,631 shares designated as collateral to secure a loan provided by Merrill Lynch to Mr. Eberle.
(4)	Includes 2,631 shares designated as collateral to secure a loan provided by us in August 1999 to Ms. Goldberg under the 1999 Incentive Stock Plan.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of our common stock, par value $.01 per share, as of April 26, 2004, by each stockholder who was known by us to own beneficially more than 5% of our common stock as of such date, based on information furnished to us and filed with the Securities and Exchange Commission. Except as otherwise indicated, each stockholder has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such stockholder.

	Shares
	Beneficially		Percentage
Name and Address	Owned		of Class(1)

A group comprised of Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	411,914	(2)	5.8%
Provident Investment Counsel, Inc.
300 North Lake Avenue, Pasadena, CA 91101	473,150	(3)	6.7
Wasatch Advisors, Inc.
150 Social Hall Avenue
Salt Lake City, UT 84111	537,759	(4)	7.6
A group comprised of Mark E. Brady, Robert J. Suttman, Ronald L. Eubel, William E. Hazel, Bernard J. Holtgreive and Eubel Brady & Suttman Asset Management, Inc. 7777 Washington Village Drive, Suite 210 Dayton, OH 45459	436,439	(5)	6.2
A group comprised of Knott Partners, L.P.
and David M. Knott 485 Underhill Boulevard, Suite 205 Syosset, NY 11791	442,200	(6)	6.3

(1)	Based on 7,078,837 shares of common stock outstanding on April 26, 2004.

(2)	Based on Amendment No. 7 to a Schedule 13G filed with the SEC on January 23, 2004. According to such amendment, Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler may be deemed to beneficially own with shared voting and dispositive power 411,914 shares of common stock.

(3)	Based on Amendment No. 1 to a Schedule 13G filed with the SEC on January 8, 2004. According to such amendment, Provident Investment Counsel, Inc. may be deemed to beneficially own without any voting power 23,900 shares of the common stock listed above.

(4)	Based on Schedule 13G filed with the SEC on February 18, 2004.

(5)	Based on Amendment No. 5 to a Schedule 13G filed with the SEC on February 17, 2004. According to such amendment, Eubel Brady & Suttman Asset Management, Inc. (“EBS”) may be deemed to beneficially own with shared voting and dispositive power 412,039 shares of common stock, Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to indirectly beneficially own with shared voting and dispositive power 436,039 shares which are held by EBS and one affiliated entity. Mr. Eubel is the beneficial owner and has sole voting and dispositive power of an additional 400 shares of common stock.

(6)	Based on Amendment No. 3 to a Schedule 13G filed with the SEC on February 11, 2004. According to such amendment, Knott Partners, L.P. may be deemed to beneficially own with sole voting and dispositive power 147,800 shares of common stock and David M. Knott may be deemed to beneficially own an aggregate of 294,400 shares of common stock of which 182,900 shares are held with sole voting and dispositive power, 107,500 shares are held with shared voting power and 111,500 shares are held with shared dispositive power.

PERFORMANCE GRAPH

      The following graph sets forth the total return on a $100 investment in each of (1) our common stock, (2) the Wilshire 5000 Index and (3) the Nasdaq Health Care Services Index, from December 31, 1998 through December 31, 2003, assuming reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG AMERICA SERVICE GROUP INC., THE WILSHIRE 5000 INDEX
AND THE NASDAQ HEALTHCARE SERVICES INDEX

	12/98	12/99	12/00	12/01	12/02	12/03

America Service Group Inc.	$100.00	$115.38	$200.00	$58.69	$130.00	$237.57
Wilshire 5000 Index	100.00	123.56	110.13	98.04	77.59	102.14
Nasdaq Health Care Services Index	100.00	80.44	110.42	119.38	102.86	157.29

      This stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information concerning the compensation of our Chief Executive Officer and our three most highly compensated executive officers other than the Chief Executive Officer (the “named executive officers”) for each of the years 2001 through 2003.

				Long-Term
		Annual		Compensation
		Compensation
				Securities Underlying	All Other
	Year	Salary	Bonus	Options (#)	Compensation($)(1)
Name and Principal Position

Michael Catalano	2003	$474,779	$19,108	—	1,148
Chairman of the Board, President	2002	480,340	—	—	1,148
and Chief Executive Officer	2001	449,125	—	4,282	1,048
Richard D. Wright(2)	2003	$254,039	$10,856	—	1,062
Vice Chairman of Operations	2002	248,948	—	—	1,053
	2001	9,763	—	106,000	40
Michael W. Taylor(3)	2003	$218,462	$9,021	—	183
Senior Vice President and	2002	200,000	—	—	163
Chief Financial Officer	2001	32,308	—	50,000	31
Lawrence H. Pomeroy(4)	2003	$212,362	$8,816	—	451
Senior Vice President and	2002	$180,703	—	—	235
Chief Development Officer	2001	$180,299	—	4,282	235

(l)	“All Other Compensation” consists of amounts paid by us for term life insurance coverage for the named executive officer.

(2)	Mr. Wright joined us as Vice Chairman of Operations in December 2001.
(3)	Mr. Taylor joined us as Senior Vice President and Chief Financial Officer in November 2001.
(4)	Mr. Pomeroy was named Senior Vice President and Chief Development Officer in February 2003.

Stock Option Grants and Values in 2003

      There were no options granted to the named executive officers during 2003.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

      The following table sets forth certain information with respect to the exercise of stock options during the year ended December 31, 2003 and the shares of common stock represented by outstanding options held by each of our named executive officers as of December 31, 2003.

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
	Shares		Options at Fiscal Year-End		Year-End(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Catalano	190,116	2,736,923	2,855	1,427	$21,496	$10,748
Richard D. Wright	40,000	750,876	97,605	—	2,023,709	—
Michael W. Taylor	33,132	745,661	—	16,868	—	467,420
Lawrence H. Pomeroy	32,000	311,170	66,078	1,427	1,168,212	10,748

(l)	Based on the closing price of $30.88 per share of our common stock on the Nasdaq National Market on December 31, 2003.

Employment Agreements

      On September 1, 1998, we entered into an amended and restated employment agreement with Michael Catalano pursuant to which Mr. Catalano would serve as President and Chief Executive Officer. Mr. Catalano’s employment agreement establishes a minimum annual base salary of $190,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Pursuant to his employment agreement, on July 12, 1996, we awarded Mr. Catalano options to purchase 60,000 shares of common stock at an exercise price of $l3.l25 per share under our Amended Incentive Stock Plan. The stock options vest ratably on each of the succeeding three anniversaries of the date of the options and are exercisable for a period of ten years from the date of the grant. Upon termination without cause or a change in control, all unexercised stock options granted to Mr. Catalano under our Amended Incentive Stock Plan will accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Catalano, or his estate, is entitled to two-year’s compensation plus an amount equal to the incentive compensation that Mr. Catalano would have earned in the year of termination, not to be less than 45% of Mr. Catalano’s annual base salary on the date of termination. Mr. Catalano is subject to a non-competition agreement following termination. Mr. Catalano’s employment agreement provides for perpetual employment until terminated by appropriate written notice by either party and requires that the Board of Directors shall take all necessary actions to ensure that Mr. Catalano is slated as a management nominee to the Board during his employment.

      On October 1, 2001, we entered into an employment agreement with Michael W. Taylor pursuant to which he was appointed Senior Vice President and Chief Financial Officer. Mr. Taylor’s employment agreement establishes a minimum annual salary of $200,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Taylor’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon a termination without cause or a change in control, all unexercised stock options issued to Mr. Taylor under our Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Taylor, or his estate, is entitled to continue to receive his base salary for one year following such termination date. Mr. Taylor is subject to a non-competition agreement following termination.

      On January 11, 2004, we entered into an employment agreement with Richard D. Wright to serve as Vice Chairman of Operations. Mr. Wright’s employment agreement establishes a minimum annual salary of $305,318 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Wright’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon a termination without cause or a change in control, all unexercised stock options issued to Mr. Wright under our Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Wright, or his estate, is entitled to continue to receive his base salary for one year following such termination date. Mr. Wright is subject to a non-competition agreement following termination.

      On March 24, 1998, we entered into an employment agreement with Lawrence H. Pomeroy pursuant to which he was appointed Senior Vice President responsible for sales and marketing of Prison Health Services. Mr. Pomeroy’s employment agreement establishes a minimum annual salary of $160,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. This Agreement was not amended when Mr. Pomeroy assumed the additional duties of Chief Development Officer. Mr. Pomeroy’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Pursuant to his employment agreement, on March 15, 1998, we awarded Mr. Pomeroy options to purchase 60,000 shares of common stock at an exercise price of $l0.5625 per share under the Lawrence H. Pomeroy Incentive Stock Plan. Upon termination without cause or a change in control, all unexercised stock options granted to Mr. Pomeroy under our Amended Incentive Stock Plan will accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Pomeroy, or his estate, is entitled to one-year’s compensation plus an amount equal to the incentive compensation that Mr. Pomeroy would have earned in the year of termination. Mr. Pomeroy is subject to a non-competition agreement following termination.

Incentive Stock and Compensation Committee Interlocks and Insider Participation

      During the last fiscal year, Ms. Goldberg, Mr. Gallagher and Mr. Mastaler served on the Incentive Stock and Compensation Committee. None of the members of the Incentive Stock and Compensation Committee at any time during the last fiscal year or any prior year served as an officer of, or was employed by, us. Furthermore, none of our executive officers currently serves as a director or member of the compensation committee of any other company of which any member of our Board or Incentive Stock and Compensation Committee is an executive officer.

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003, including the Amended and Restated Incentive Stock Plan and the 1999 Incentive Stock Plan.

			Number of Securities
	Number of Securities to	Weighted-Average	Remaining Available
	be Issued Upon Exercise	Exercise Price of	for Future Issuance
	of Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders(1)	425,804	$15.79	18,262
Equity compensation plans not approved by security holders(2)	88,000	7.66	0

Total	513,804	$14.40	18,262

(1)	Includes the Amended and Restated Incentive Stock Plan and the 1999 Incentive Stock Plan.

(2)	Represents options to purchase shares of our common stock granted to certain members of executive management. These options are not included in either of the plans referenced above in note (1). The exercise price of these options equals the fair market value of our common stock at the date of grant. The options expire ten years from the date of grant.

REPORT OF THE INCENTIVE STOCK AND COMPENSATION COMMITTEE

      The Incentive Stock and Compensation Committee (the “Committee”) of the Board of Directors is responsible for, among other things, making recommendations on executive compensation, administering the Amended and Restated Incentive Stock Plan and the 1999 Incentive Stock Plan and reviewing our compensation policies.

Executive Compensation Policies

      Generally, our executive compensation program is designed to be competitive with that offered by other companies against which we compete for executive resources. The Committee retains independent consultants from time to time to assist in its assessment of our executive compensation. We also attempt to link a significant portion of executive compensation to the achievement of our short and long-term financial and strategic objectives and to the performance of the common stock. Our executive compensation program consists of three primary elements: base salary; annual incentive bonuses; and stock options or other stock benefits. Base salary is intended to be competitive in the marketplace. Base salary is reviewed at least annually and adjusted based on changes in competitive pay levels, the executive’s performance as measured against individual, business group, and company-wide goals, as well as changes in the executive’s role. As part of its review, the Committee considers compensation data for companies that represent direct competitors for executive talent. The data, which is developed by our independent compensation consultants, includes information from health care companies within our peer group used in the stock-price performance graph included in this proxy statement and other health care companies, including some for which public information is not available. The Committee awards incentive bonuses to the named executive officers based on the achievement of certain targets and objectives that are set at the beginning of each year. We do not make annual stock option or other stock benefit grants to all executives. Rather, the Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive’s existing stock option position.

Compensation of President and Chief Executive Officer

      Michael Catalano has served as President and Chief Executive Officer since September 1, 1998. Mr. Catalano’s compensation was determined pursuant to the terms of his employment agreement, the terms of which were approved by the Committee and the Board during 1998. Mr. Catalano’s base salary was last adjusted in January 2004, and no adjustment has been made since that date. In 2003, Mr. Catalano received base salary of $466,000; he also received a bonus of $19,108 for performance in 2003 because ASG exceeded the performance goals established by the Committee for earnings, as defined, in 2003.

Executive Officer Compensation

      We entered into an employment agreement with each of the named executive officers. The base compensation, incentive bonus and stock option arrangements included in the employment agreements were determined by arm’s-length negotiations between the Committee and other members of the Board of Directors and such individuals. The Committee believes that the specific base compensation, incentive bonus and stock option arrangements included in the employment agreements were necessary to attract and retain management of the caliber sought by the Board. Future adjustments of such arrangements will be made in accordance with the general principles outlined above.

      Pursuant to our 2003 Incentive Compensation Plan, the Committee established ranges for the executive bonus pool based upon performance goals for earnings, as defined, during the calendar year. The bonus pool was to have been funded by 50% of earnings generated in excess of the established goals. Our executive officers were entitled to earn up to 100% of their annual base salary to the extent that we exceeded all goals established for 2003. The following bonuses were paid to our named executive officers: Mr. Wright, $10,856; Mr. Taylor, $9,021; and Mr. Pomeroy, $8,816.

Respectfully submitted by
The Incentive Stock and
Compensation Committee

CAROL R. GOLDBERG, Chair
MICHAEL E. GALLAGHER
RICHARD M. MASTALER

      This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

      Our 1999 Incentive Stock Plan includes a share purchase program pursuant to which our Incentive Stock and Compensation Committee may offer a key employee or non-employee director the right to purchase shares of common stock at fair market value on the date of purchase. The 1999 Incentive Stock Plan also permits the Incentive Stock and Compensation Committee to grant options to purchase shares of common stock to persons who are permitted to purchase shares of common stock under the plan. The Incentive Stock and Compensation Committee may grant options to purchase not less than two times the number of shares of common stock purchased and not more than three times the number of shares purchased. The exercise price for options awarded to participants in the share purchase program may not be less than the greater of the fair market value of a share of common stock on the date the option is granted and $9.45. The options awarded to participants in the share purchase program are subject to vesting requirements and to forfeiture under the circumstances described in the 1999 Incentive Stock Plan.

      Prior to the adoption of the Sarbanes-Oxley Act of 2002, the Incentive Stock and Compensation Committee had the authority to cause us to extend a loan to a key employee or non-employee director pursuant to the 1999 Incentive Stock Plan to permit the key employee or non-employee director to purchase shares of common stock under the 1999 Incentive Stock Plan. Any such loan must have a principal amount that is no less than $7,500 and no more than $150,000 for key employees and $37,500 for outside directors. The term of any such loan shall be fixed and shall be set by the Incentive Stock and Compensation Committee acting in its absolute discretion. The loans bear interest at a published rate specified in the 1999 Incentive Stock Plan. No share of common stock purchased with the proceeds of a loan extended pursuant to the 1999 Incentive Stock Plan may be transferred by the key employee or the non-employee director until the principal amount of and any accrued interest on such loan is repaid in full; provided, however, that such shares may be sold to repay the loan, as determined by the Incentive Stock and Compensation Committee acting in its discretion. The aggregate principal amount of all loans outstanding under the 1999 Incentive Stock Plan to key employees and non-employee directors on any date shall not exceed $1,300,000. Upon the termination of the key employee’s employment for any reason or upon the termination of director’s service as such for any reason, such loan shall become due and payable in full within six months following the date of his or her termination. Under the Amended and Restated 1999 Incentive Stock Plan, no loans to executive officers or directors or modifications of existing loans will be permitted.

      During 1999, Michael Catalano, our Chairman of the Board of Directors, President and Chief Executive Officer and Lawrence H. Pomeroy, our Senior Vice President and Chief Development Officer, purchased shares of common stock from us with a loan extended by us pursuant to the 1999 Incentive Stock Plan. The loans bear interest at 5.8% per annum, have a five-year term and are secured by the shares of common stock purchased with the proceeds of the loan. The maximum balance of the loans outstanding during 2003, including accrued interest, was as follows: Mr. Catalano, $191,103; and Mr. Pomeroy, $143,312. Mr. Catalano repaid his loan in full on November 4, 2003. Mr. Pomeroy repaid his loan in full on October 31, 2003. No extensions of credit under the 1999 Incentive Stock Plan or otherwise have been made to any executive officer or modified since 2000 or will be made in the future.

REPORT OF THE AUDIT COMMITTEE

      Our Audit Committee is responsible for, among other things, hiring the independent auditors, reviewing with Ernst & Young LLP (“E&Y”), our independent auditors, the scope and results of their audit engagement. In connection with the fiscal 2003 audit, the Audit Committee has:

•	reviewed and discussed with management our audited financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2003;

•	discussed with E&Y the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	considered whether the provision of non-audit services by E&Y is compatible with maintaining the independent auditor’s independence; and

•	received from and discussed with E&Y the communications from E&Y required by Independence Standards Board Standard No. 1 regarding E&Y’s independence.

      Based on the review and the discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

      The Audit Committee has adopted a charter, a copy of which is attached to this proxy statement as Appendix A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of The Nasdaq Stock Market, Inc. and the SEC. The Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, qualifies as an “audit committee financial expert” under SEC rules and meets the Nasdaq professional experience requirements.

The Audit Committee

WILLIAM C. STAPLETON, Chair
WILLIAM D. EBERLE
MICHAEL E. GALLAGHER
RICHARD M. MASTALER

      This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee retained E&Y to serve as our independent auditors with respect to the audit of our financial statements for the years ended December 31, 2003, 2002 and 2001. Although we anticipate that we will retain E&Y to audit our financial statements for the year ended December 31, 2004, we reserve the right to undertake a normal bidding process in relation to our engagement of independent auditors. A representative of E&Y will be present at the 2004 annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Audit Fees

      Fees for audit services provided by E&Y totaled $308,000 during 2003. These fees include fees associated with the audit of our 2003 consolidated financial statements and reviews of our 2003 quarterly financial statements.

      Fees for audit services provided by E&Y totaled $364,500 during 2002. These fees include fees associated with the audit of our 2002 consolidated financial statements; reviews of our 2002 quarterly financial statements; and assistance with filing a registration statement with the SEC.

Audit Related Fees

      Fees for audit related services provided by E&Y totaled $15,000 during 2003. These fees include fees associated with the audit of our 401(k) Retirement Savings Plan.

      Fees for audit related services provided by E&Y totaled $24,500 during 2002. These fees include fees associated with the audit of our 401(k) Retirement Savings Plan and certain agreed upon procedures.

Tax Fees

      Fees for tax services provided by E&Y totaled $82,570 during 2003. These fees include fees associated with federal and state tax compliance and fees for various state tax-related audit assistance.

      Fees for tax services provided by E&Y totaled $148,000 during 2002. These fees include fees associated with federal and state tax compliance and fees for various state tax-related audit assistance.

All Other Fees

      Fees for our annual subscription to E&Y’s accounting research software totaled $1,500 in 2003. E&Y did not provide any other services during 2002.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

      The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

      Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to our corporate controller. The corporate controller then determines whether the services requested fall within the detailed guidance of the

Audit Committee in the policy as to the services eligible for general pre-approval. The independent auditor and management must report to the Audit Committee on a timely basis regarding the services provided by the independent auditor in accordance with general pre-approval.

      None of the services related to the Audit Related Fees, Tax Fees or All Other Fees described above was required to be approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

PROPOSAL TWO:

APPROVAL OF AMENDED AND RESTATED 1999 INCENTIVE STOCK PLAN

General

      ASG adopted the America Service Group 1999 Incentive Stock Plan effective as of April 16, 1999 (the “Old Plan”). Our Board of Directors has determined that it is in the best interest of ASG and its stockholders to amend and restate the Old Plan. ASG is providing the following description of the Amended and Restated America Service Group Inc. 1999 Incentive Stock Plan (the “Plan”) to you in connection with the solicitation of proxies for approval of the Plan. This discussion summarizes the material terms of the Plan and does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix B.

Purpose

      The primary purpose of the Plan continues to be to (1) to attract and retain eligible employees and outside directors of ASG, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of ASG’s common stock, and (3) to provide eligible employees and outside directors with a stake in the future of ASG which corresponds to the stake of each of our stockholders. No shares remain available for issuance under the Old Plan.

Shares Available for Issuance

      There will be 1,626,000 shares of our common stock available for issuance under the Plan, which include the 786,000 shares of our common stock that are currently authorized for issuance under the Old Plan. Accordingly, the number of shares available for issuance under the Plan is increasing by 840,000 shares of common stock. No shares remain available for issuance under the Old Plan. Any shares of common stock which remain unissued after the cancellation, expiration or exchange of an Option, SAR or Stock Grant (each of which is defined below) or which are forfeited after issuance shall again be available for grants under the Plan. Any shares of common stock used to satisfy a withholding obligation shall no longer be available for issuance under the Plan. Based on the closing market price of the common stock as of March 31, 2004, the aggregate market value of the 1,626,000 shares of common stock available for issuance under the Plan was approximately $56 million.

Administration and Effective Date

      The Old Plan is, and the Plan will continue to be, administered by the Incentive Stock and Compensation Committee of our Board of Directors (the “Committee”), which shall have at least two members, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each grant under the Plan is evidenced by a certificate that incorporates such terms and conditions as the Committee deems necessary or appropriate. In addition, the Plan gives the Committee the authority to condition any grant under the Plan on execution of an agreement by the eligible employee or director receiving the grant which makes him or her subject to non-compete provisions and other restrictive covenants in favor of ASG.

      The Plan shall become effective upon its approval by stockholders. Until such stockholder approval is received, the Old Plan shall remain in effect.

Coverage, Eligibility and Grant Limits

      The Plan provides for the grant of stock options (“Options”), stock grants (“Stock Grants”), stock units (“Stock Units”), and stock appreciation rights (“SARs”) only to eligible employees and to outside directors. The Old Plan permits grants to certain non-employee consultants and to individuals who have been nominated to the Board but not yet elected, but under the Plan only “eligible employees” and outside directors are eligible for grants under the Plan. An “eligible employee” is any employee of ASG or any subsidiary, parent or affiliate of ASG who has been designated by the Committee to receive a grant under the Plan. All of our directors are outside directors other than Messrs. Catalano and Wright. Pursuant to the Plan, in any calendar year no eligible employee or outside director shall be granted Options, Stock Grants, Stock Units or SARs that in the aggregate exceed 100,000 shares of common stock (or in the case of SARs are based on the appreciation with respect to 100,000 shares of common stock). In addition, no eligible employee or outside director may receive, in any calendar year Stock Grants or Stock Units where the fair market value of common stock subject to such grant exceeds $2,500,000 as of the date of grant. No more than 542,000 of the shares of common stock reserved for issuance under the Plan are available for Stock Grants, grants of incentive stock options (“ISOs”) and grants of SARs.

Options

      Under the Plan, non-incentive stock options (“Non-ISOs”) may be granted to eligible employees or outside directors by the Committee, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, can only be granted to eligible employees of ASG or a subsidiary or parent of ASG. Each Option granted under the Plan entitles the optionee to purchase the number of shares of common stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock as determined on the grant date in accordance with the Plan. In addition, if the Option is an ISO that is granted to an eligible employee that also owns ten percent of ASG’s stock, the option price may be no less than 110% of the fair market value of the shares of common stock on the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

      The Old Plan allows the Committee to issue Options that provide in the related option certificate for the grant of additional Options on the occurrence of specified events and to grant new Options in exchange for cancellation of outstanding Options which have a lower Option price than the new Options. The Plan does not provide for such subsequent automatic grants and does not permit repricing of options.

      Each Option granted under the Plan shall be exercisable as provided in the related Option certificate. No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to an eligible employee that also owns ten percent of ASG’s stock, it may not be exercisable more than five years from the grant date.

Stock Appreciation Rights

      SARs may be granted by the Committee to eligible employees and outside directors under the Plan, either as part of an Option or as stand alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the Option certificate for the related Option while the terms and conditions for a stand alone SAR will be set forth in an SAR certificate. SARs entitle the holder to receive the appreciation, if any, in the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of common stock in respect of which the SAR is being exercised. If an SAR is granted together with an Option, then the exercise of the SAR shall cancel the right to exercise the related Option, and the exercise of a related Option shall cancel the right to exercise the SAR. An SAR granted as a part of an Option shall be exercisable only while the related Option is exercisable. A stand alone SAR shall be exercisable as provided in the related SAR certificate. At the discretion of the Committee any payment due upon the exercise of an SAR can be made in cash or in the form of common stock.

Stock Grants

      Stock Grants are grants which are designed to result in the issuance of common stock to the eligible employee or outside director to whom the grants are made, and Stock Grants may be granted by the Committee subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a Stock Grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with ASG for a specified period or that ASG or the eligible employee achieve stated performance or other objectives. Each Stock Grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such Stock Grant as well as any conditions applicable to the Stock Grant.

      The Plan allows the Committee to make Stock Grants either subject to performance goals or under other circumstances that result in an income tax deduction for ASG with respect to such Stock Grant. The Old Plan does not contain any provisions to ensure the deductibility of Stock Grants.

      Except as otherwise set forth in the related Stock Grant certificate, if a cash dividend is paid on stock subject to a Stock Grant while such Stock Grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director. Except as otherwise set forth in the related Stock Grant certificate, if a stock dividend is paid on stock subject to a Stock Grant while such Stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by ASG subject to the same conditions or restrictions as the related Stock Grant. Except as otherwise set forth in the related Stock Grant certificate, an eligible employee or outside director shall have the right to vote Stock issued under a Stock Grant while such Stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

      Stock Units are grants that are designed to result in cash payments to the eligible employees and outside directors to whom grants are made based on the fair market value of the common stock underlying the grant, and Stock Units may be granted by the Committee subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The terms and conditions for a Stock Unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with ASG for a specified period or that ASG or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a Stock Unit is the completion of a period of service, such period of service shall not be less than three years, starting on the date the Stock Unit is granted unless the Committee determines that a shorter period of service (or no period of service) better serves ASG’s interests.

      The Plan allows the Committee to make Stock Unit grants either subject to performance goals or under other circumstances that result in an income tax deduction for ASG with respect to such Stock Unit. The Old Plan does not contain any provisions to ensure the deductibility of payments made with respect to Stock Units.

Transferability

      No Option, SAR, Stock Grant or Stock Unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution. Absent consent of the Committee, an Option or SAR shall be exercisable during an eligible employee’s or outside director’s lifetime only by such eligible employee or outside director.

Change in Control

      If there is a change in control of ASG, as defined below, then all conditions to the exercise of all outstanding Options and SARs and all issuance or forfeiture conditions on all outstanding Stock Grants and Stock Unit grants will be deemed satisfied. Unless the Committee determines otherwise, an issuance or forfeiture condition related to satisfaction of a performance goal will only be met to the extent that such performance goal has been achieved. The Board of Directors has the right, to the extent required as a part of the change in control transaction, to cancel all outstanding Options, SARs and Stock Grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding Options and SARs or to take such other action as is necessary to receive common stock subject to Stock Grants or cash subject to Stock Units.

      A change in control means, generally, (1) the acquisition by any person of 50% or more of the outstanding shares of common stock, (2) the current members of our Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less, (3) a reorganization, merger, consolidation or share exchange of ASG, unless ASG stockholders control the resulting company, or (4) the approval by stockholders of a complete liquidation or dissolution of ASG or a dissolution or liquidation of more than 50% of ASG’s assets, (5) any other event the Committee determines is a change in control. The Plan also provides that if the stockholders of ASG approve a reorganization, merger, consolidation or share exchange in which that the stockholders of ASG hold at least 50% the common stock of the resulting company, and such shares are beneficially owned by the ASG stockholders in substantially the same proportions as immediately before the transaction, then such transaction will not be a change in control.

Amending or Terminating the Plan

      The Plan may be amended by the Board to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change in control to the section of the Plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control. The Plan may also be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Option, SAR, Stock Grant or Stock Unit previously granted without the consent of the holder of such Option, SAR, Stock Grant or Stock Unit or unless there is a dissolution or liquidation of ASG or a similar transaction. No amendment shall be made absent the approval of the stockholders of ASG to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of common stock are listed.

Adjustment of Shares

      Capital Structure. The number, kind or class of shares of common stock reserved for issuance under the Plan, the annual grant caps, the number, kind or class of shares of common stock subject to Options or SARs granted under the Plan, and the option price of the Options and the SAR Value of the SARs, as well as the number, kind or class of shares of common stock granted pursuant to Stock Grants under the Plan and the payment due under Stock Unit grants under the Plan, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of ASG.

      Mergers. The Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of common stock reserved for issuance under the Plan, the number, kind or class of shares of common stock underlying any Stock Grants previously made under the Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of common stock subject to Option and SAR grants previously made under the Plan and the related option price of the Options and SAR Value of the SARs and cash payment under Stock Unit grants previously made under the Plan, and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Stock Grant, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Provisions Removed from the Plan

      A number of provisions that are in the Old Plan have been removed from the Plan. For example,

•	the share purchase program contained in the Old Plan has been deleted;

•	the Plan does not grant the Committee the authority to issue cash bonuses for the purpose of paying the income or other taxes owed by an eligible employee or outside director due to a grant under the Plan; and

•	the Plan does not permit loans to eligible employee and outside directors for the purchase of common stock under the Plan.

Federal Income Tax Consequences

      The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

      ISOs. In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. ASG will not be entitled to any income tax deduction as a result of such disposition. ASG normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

      If the eligible employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and ASG will be entitled to an income tax deduction (provided ASG satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

      Non-ISOs. An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and ASG will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and ASG will be entitled to take an income tax deduction (provided ASG satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period). However, if the sale of the common stock at a profit within six months after the “purchase” of the common stock could subject the optionee to a suit under Section 16(b) of the 1934 Act, then the eligible employee or outside director either will need to make an election to be taxed on the ordinary income determined at the time of such purchase pursuant to Section 83(b) of the Code or will recognize ordinary income equal to the fair market value of the common stock less the exercise price for the common stock, determined as of the earlier of the end of such six month period or the first date within such six month period on which the optionee could sell the common stock at a profit without being subject to such a suit. The U.S. Tax Court has held that the “purchase” of shares subject to an option for this purpose occurs when the option is granted.

      SARs. An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the eligible employee will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the eligible employee receives as a result of such exercise. ASG generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if ASG satisfies applicable federal income tax reporting requirements.

      Stock Grants. An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Grant, nor does the grant of a Stock Grant result in an income tax deduction for ASG, unless the restrictions on the stock do not present a “substantial risk of forfeiture” or the stock is “transferable”, each within the meaning of Section 83 of the Code. Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the Stock Grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock transferred to the eligible employee or outside director, generally determined on the date the Stock Grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares. If an eligible employee or outside director is subject to Section 16(b) of the 1934 Act and cannot sell the common stock without being subject to liability under such section after the common stock is no longer subject to a substantial risk of forfeiture or is transferable, the common stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first. If the Stock Grant is forfeited, the eligible employee or outside director will recognize no gain.

      Stock Units. An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Unit, nor does the grant of a Stock Unit result in an income tax deduction for ASG. In the year that the Stock Unit is either redeemed for cash or transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the Stock Unit or received in the transfer. If the Stock Unit is forfeited, the eligible employee or outside director will recognize no gain.

Information Regarding Plan Benefits

      The awards that will be granted to eligible employees and outside directors under the Plan will be at the discretion of the Committee and, therefore, are not determinable at this time. Information regarding awards granted to our named executive officers and directors under the plans in place during the year ended December 31, 2003 may be found under the captions “Compensation of Directors” and “Executive Compensation” above.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote “For” the adoption of the Plan.

PROPOSAL THREE:

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES

General

      Currently, our Amended and Restated Certificate of Incorporation authorizes the issuance of 10,000,000 shares of our common stock, par value $0.01 per share. On April 19, 2004, our Board of Directors adopted a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 10,000,000 shares to 20,000,000, subject to stockholder approval of the amendment.

      Our Board of Directors has declared the proposed amendment to be advisable and in the best interests of ASG and its stockholders, and has submitted the proposed amendment to be voted on by the stockholders at the annual meeting. On March 31, 2004, of the 10,000,000 authorized shares of common stock, there were 7,076,047 shares of common stock outstanding. Additionally, 280,698 shares of common stock were reserved for issuance under ASG’s Employee Stock Purchase Plan; 18,262 shares of common stock were reserved for issuance under ASG’s Amended and Restated Incentive Stock Plan and the 1999 Incentive Stock Plan; and 505,274 shares of common stock were reserved for issuance upon the exercise of previously granted options. If the proposal to adopt the Amended and Restated 1999 Incentive Stock Plan is approved at the annual meeting, an additional 840,000 shares of common stock will be reserved for issuance under the Amended and Restated 1999 Incentive Stock Plan. Based upon these issued and reserved shares of common stock and assuming that the Amended and Restated 1999 Incentive Stock Plan is approved, we currently have approximately 1,279,719 shares of common stock remaining available for other purposes.

      In addition, we currently have 2,000,000 authorized but unissued shares of preferred stock, par value $0.01 per share, available for issuance under our Amended and Restated Certificate of Incorporation, of which 500,000 shares have been designated as “Series A Convertible Preferred Stock.” The proposed amendment does not increase the number of shares of preferred stock that we are authorized to issue. There are currently no shares of any series of our preferred stock outstanding and there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any shares of our preferred stock.

Form of Amendment

      We propose to amend our Amended and Restated Certificate of Incorporation so that the Fourth Article of our Amended and Restated Certificate of Incorporation reads in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-two million (22,000,000) shares, of which twenty million (20,000,000) shares of a par value of $.01 per share are to be common stock (the “Common Stock”), and two million (2,000,000) shares of a par value of $.01 per share are to be Preferred Stock (the “Preferred Stock”).”

Purpose of Amendment

      Our Board of Directors is recommending this increase in authorized shares of common stock primarily to give ASG appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required under stock exchange or other rules in the case of any particular issuance. Although there is no present agreement to issue any shares, the newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends or issuance under current or future employee stock plans. Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future without potential expense or delay incident to obtaining stockholder approval for a particular issuance. There are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment.

Rights of Additional Authorized Shares

      The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. In addition, our stockholders do not have preemptive rights with respect to our common stock. Accordingly, should the Board of Directors elect to issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

      Future issuances of common stock or securities convertible into our common stock could have a dilutive effect on the earnings per share, book value per share, voting power and interest of current stockholders. In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of ASG. The Board is not aware of any attempt, or contemplated attempt, to acquire control of ASG. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Amendment

      If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote “For” the adoption of the proposed amendment to our Amended and Restated Certificate of Incorporation.

ADDITIONAL INFORMATION

Proposals for 2005 Meeting

      We anticipate that our 2005 meeting will be held during June 2005. Accordingly, any proposal of stockholders that is intended to be presented at our 2005 annual meeting of stockholders must be received at our principal executive offices no later than September 12, 2004 and must comply with all other applicable legal requirements in order to be included in our proxy statement and form of proxy for that meeting. We will have the right to confer upon the persons named in the proxy card for our 2005 annual meeting discretionary authority to vote on any stockholder proposal that is not received at our principal executive offices by March 27, 2005, or if we receive the stockholder proposal prior to such date we may have such discretionary authority if we advise stockholders in the 2005 proxy statement about the nature of the matter and how management intends to vote on such matter.

Compliance with Section 16(a) of the Securities Exchange Act

      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by law to furnish us copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, we believe that our officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2003, except as noted herein.

      One late Form 4 was filed by Richard D. Wright, an officer and director, on November 4, 2003 to report the exercise of options to purchase 500 shares of common stock and the sale of such shares on October 30, 2003. One late Form 4 was filed by Richard D. Wright, an officer and director, on November 14, 2003 to report the exercise of options to purchase 3,000 shares of common stock on November 7, 2003. One late Form 4 was filed by Lawrence H. Pomeroy, an officer, on November 4, 2003 to report the sale of 7,895 shares of common stock on October 30, 2003.

Stockholder Communications with our Board of Directors

      Our Board of Directors has not adopted a formal process by which stockholders may communicate with our Board. Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Corporate Secretary, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027.

Annual Report

      A copy of our 2003 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2003, accompanies this proxy statement. Our Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov. Additional copies of the printed 2003 Annual Report, including our Annual Report on Form 10-K, may be obtained by any stockholder, without charge, upon written request to the Corporate Secretary, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027.

APPENDIX A

AMERICA SERVICE GROUP INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
(As adopted by the Audit Committee on April 23, 2004)

      The Board of Directors of America Service Group Inc. (the “Company”), has heretofore constituted and established an Audit Committee (the “Audit Committee”) with the authority, responsibility and specific duties as described herein. This Charter and the composition of the Audit Committee are intended to comply with applicable law, including the federal securities laws and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). This document replaces and supersedes in its entirety the previous Charter of the Audit Committee adopted by the Board of Directors on March 8, 2000.

I.	Purposes

      The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in its oversight of: (1) the integrity of the Company’s financial statements and the Company’s systems of internal controls regarding finance, accounting and ethics established by management and the Board of Directors; (2) the performance of the Company’s internal audit function and independent auditors, including the Company’s auditing, accounting and financial reporting processes generally; (3) the independent auditor’s qualifications and independence; and (4) the compliance by the Company with legal and regulatory requirements. In doing so, it is the responsibility of the Audit Committee to:

•	serve as an independent and objective party to monitor the Company’s financial statements and the financial reporting process and systems of internal financial and accounting controls;

•	review and appraise the audit efforts of the Company’s independent auditors and internal auditing department; and

•	maintain open communication among the independent auditors, management, employees and the Board of Directors.

      The Audit Committee shall have the sole authority and responsibility for the appointment, compensation, oversight (including the resolution of disagreements between management and the independent auditor regarding financial reporting), and, where appropriate, the termination and replacement of the Company’s independent auditors. Any independent auditors retained by the Company are ultimately accountable to the Audit Committee and shall report directly to the Audit Committee.

II.	Composition and Meetings

      The Audit Committee shall be comprised of at least three directors, each of whom in the judgment of the Board of Directors shall be independent, as defined in, and to the extent required by, the applicable rules of the Nasdaq Stock Market, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Board of Directors shall affirmatively conclude that the members of the Audit Committee are independent, as required.

      Each member of the Audit Committee shall be financially literate and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of appointment to the Audit Committee. At least one member shall have accounting or related financial management expertise, and at least one member must be an “audit committee financial expert” as such term is defined by the rules and regulations of the Commission. No member of the Audit Committee may simultaneously serve on more than three (3) audit committees of public companies.

      The Audit Committee shall meet at least quarterly and more frequently if circumstances require. Periodically, the Audit Committee should meet separately and privately with each of management and the

Company’s independent auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.	Responsibilities and Functions

      The primary responsibilities of the Audit Committee are to oversee, on behalf of the Board of Directors, the independent auditors, the Company’s internal accounting controls and auditing functions, and the financial reporting process and to report the results of its activities to the Board of Directors. The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Audit Committee. The Company shall also provide appropriate funding, as determined by the Audit Committee, for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      In discharging its responsibilities and functions, the Audit Committee is authorized to:

      A.     Independent Auditors

•	Retain and terminate the Company’s independent auditors, approve all audit engagement terms and fees, oversee all work performed by the independent auditors and resolve any disagreements between management and the Company’s independent auditors regarding financial reporting.

•	Pre-approve all audit services and all permissible non-audit services (including tax services) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more of its members the authority to pre-approve audit services and permissible non-audit services; provided, however, that all pre-approved services must be disclosed by such delegate to the full Audit Committee at its next scheduled meeting.

•	Evaluate the independent auditors, including the independent auditors’ qualifications, performance and independence, the competence, experience and qualifications of the lead partner and senior members of the independent auditor team, and the quality control procedures of the independent auditors. The Audit Committee also shall ensure the rotation of the audit partners as required by law.

•	Discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing.

•	Obtain and review a quarterly report from the independent auditors which describes (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other written material communications with management of the Company.

•	At least annually, obtain and review a report from the independent auditors which describes (a) the audit firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to address any such issues, and (c) all relationships between the audit firm and the Company. At least annually, obtain and review the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discuss with the independent auditors their independence.

•	Discuss with the independent auditors any problems or difficulties the independent auditors may have encountered and any management letter provided by the independent auditors and the Company’s response. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

•	Discuss with the independent auditors, at least annually, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) relating to the conduct of the audit.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act (generally relating to the auditors’ identification of illegal acts and related party transactions) has not been implicated.

•	Establish clear policies and guidelines for the Company’s hiring of employees or former employees of the independent auditors.

•	Annually prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

      B.     Financial Reporting Process

•	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and disclosures set forth in Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K prior to filing with the Commission or public distribution, including (i) their judgment about the quality of the Company’s accounting principles as applied in its financial reporting, (ii) the reasonableness of significant judgments, and (iii) the clarity of the disclosures in the financial statements. Recommend, based on its review and discussion, that the audited financial statements be included in the Company’s Form 10-K for the last fiscal year for filing with the Commission.

•	Review and discuss with management and the independent auditors the interim financial statements and disclosures set forth in Management’s Discussion and Analysis in the Company’s Quarterly Report on Form 10-Q and the results of the independent auditors’ reviews of the quarterly financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q with the Commission and/or the Company’s release of earnings.

•	Obtain and review a report made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer of the Company during their certification processes for the Form 10-K and each Form 10-Q which describes, if any, (a) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process and report financial data, and (b) any fraud (whether or not material) involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial processes and controls. The Audit Committee may meet separately with management and with the independent auditors to discuss these matters.

•	Review significant changes to the Company’s auditing and accounting principles and practices proposed by the independent auditors or management.

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

•	Review policies with respect to risk assessment and risk management. Discuss significant financial risks and exposures and the steps taken by management to monitor and minimize such risks.

•	Discuss generally, in terms of types of information to be disclosed and the type of presentation to be made, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

      C.     Ethical/ Legal Compliance and Other Review Procedures

•	Establish procedures for the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters and confidential, anonymous submission by employees of concerns regarding accounting questions or auditing matters.

•	Develop, review or recommend to the Board of Directors for its approval those provisions of the Company’s Policy on Business Practices that relate to areas that the Audit Committee is responsible for overseeing, including conflicts of interest.

•	Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of those compliance efforts.

•	Review with the Company’s executive officer with oversight of legal matters of the Company any legal matters that could have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from governmental agencies or regulators.

•	Review and, as required by Nasdaq, approve all related-party transactions.

      D.     Other Responsibilities

•	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

•	Conduct an annual performance evaluation of the Audit Committee.

•	Report periodically to the Board of Directors, which report may include issues that arise with respect to (a) the quality and integrity of the Company’s financial statements, (b) the Company’s compliance with legal or regulatory requirements, (c) the performance and independence of the Company’s independent auditors or (d) the performance of the internal audit function.

•	As appropriate, obtain advice and assistance from independent legal, accounting or other advisors. The Audit Committee shall approve the fees paid by the Company to any independent advisor retained by the Audit Committee.

IV.	Authority

      The Audit Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties and discharge its responsibilities. The Audit Committee has the authority to investigate any matter brought to its attention, within the scope of its duties, with full access to all Company books, records, facilities, personnel and independent auditors, along with the power to retain, at the Company’s expense, such independent counsel, auditors or other experts as the Audit Committee deems necessary or appropriate.

APPENDIX B

AMERICA SERVICE GROUP INC.

AMENDED AND RESTATED

1999 INCENTIVE STOCK PLAN

EFFECTIVE JUNE 16, 2004

B-i

B-ii

§ 1

BACKGROUND AND PURPOSE

      This Plan is an amendment and restatement of the Plan as originally effective as of April 16, 1999. The purpose of this Plan continues to be to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2

DEFINITIONS

      2.1     Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

      2.2     Board — means the Board of Directors of the Company.

      2.3     Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

      2.4     Change in Control — means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

(a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d) shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.4(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4 (d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.4(d)(A) immediately before the consummation of such transaction.

      2.5     Code — means the Internal Revenue Code of 1986, as amended.

      2.6     Committee — means the Company’s Incentive Stock and Compensation Committee, which is a committee of the Board which has at least 2 members, each of whom is appointed by and serves at the pleasure of the Board and comes within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

      2.7     Company — means America Service Group Inc. and any successor to America Service Group Inc.

      2.8     Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

      2.9     Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

      2.10     Fair Market Value — means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

      2.11     ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

      2.12     1933 Act — means the Securities Act of 1933, as amended.

      2.13     1934 Act — means the Securities Exchange Act of 1934, as amended.

      2.14     Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

      2.15     Option — means an ISO or a Non-ISO which is granted under § 7.

      2.16     Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

      2.17     Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

      2.18     Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

      2.19     Plan — means this America Service Group Inc. 1999 Incentive Stock Plan as effective as of April 16, 1999, as amended and restated as of the effective date described in § 4 and as amended from time to time thereafter.

      2.20     Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

      2.21     SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

      2.22     Stock — means the $0.01 par value common stock of the Company.

      2.23     Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.

      2.24     Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

      2.25     Stock Grant — means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

      2.26     Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

      2.27     Stock Unit Grant — means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

      2.28     Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

      2.29     Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3

SHARES AND GRANT LIMITS

      3.1     Shares Reserved — There shall (subject to § 13) be reserved for issuance under this Plan 1,626,000 shares of Stock, which shares shall include the 786,000 shares of Stock that were previously reserved for issuance under this Plan.

      3.2     Source of Shares — The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. If the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan. Any shares of Stock applied pursuant to § 16.3 to satisfy any withholding requirements shall no longer be available for issuance under this Plan.

      3.3     Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

      3.4     Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase shares of Stock, a Stock Appreciation Right based on the appreciation with respect to shares of Stock, a Stock Grant for shares of Stock or a Stock Unit Grant with respect to shares of Stock (all subject to adjustment pursuant to § 13) that, in the aggregate, exceed 100,000 shares of Stock. Furthermore, no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the

Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $2,500,000. No more than 542,000 shares of Stock reserved for issuance (subject to adjustment pursuant to § 13) shall in the aggregate be issued pursuant to non-forfeitable Stock Grants under § 9, and the exercise of ISOs and SARs.

§ 4

EFFECTIVE DATE

      The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this amended and restated Plan.

§ 5

COMMITTEE

      This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6

ELIGIBILITY

      Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§ 7

Options

      7.1     Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not, absent the approval of the Company’s shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options. Each grant of an Option to a Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

      7.2     $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

      7.3     Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

      7.4     Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or subject to applicable law, through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

      7.5     Exercise.

      (a) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

      (b) Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8

STOCK APPRECIATION RIGHTS

      8.1     Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

      8.2     Terms and Conditions.

      (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

      (b) Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

      8.3     Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9

STOCK GRANTS

      9.1     Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

      9.2     Conditions.

      (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

      (b) Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall not be available under § 3 after such grant is effective until such time, if any, as such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture. Finally, the Company shall have the right to require an Eligible Employee or Director to sign an irrevocable stock power in favor of the Company with respect to forfeitable shares of Stock issued under this § 9.2(b) in order for the Company to effect a forfeiture in accordance with this § 9.2(b).

      9.3     Dividends, Voting Rights and Creditor Status.

      (a) Cash Dividends. Except as otherwise set forth in a Stock Grant, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

      (b) Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

      (c) Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

      (d) Voting. Except as otherwise set forth in a Stock Grant, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

      (e) General Creditor Status. An Eligible Employee and a Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

      9.4     Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

      9.5     Income Tax Deduction.

      (a) General. The Committee may (where the Committee under the circumstances deems in the Company’s best interest) make Stock Grants and Stock Unit Grants to Eligible Employees either (1) subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

      (b) Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s common stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

      (c) Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company’s paying non-deductible compensation to an Eligible Employee).

§ 10

NON-TRANSFERABILITY

      No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11

SECURITIES REGISTRATION

      As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12

LIFE OF PLAN

      No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1) April 16, 2009, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13

ADJUSTMENT

      13.1     Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants or Stock Unit Grants made under this Plan shall be adjusted by the Committee in an equitable manner to reflect any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits.

      13.2     Transactions Described in § 424. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants or Stock Unit Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 3 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants, stock unit grants and stock option and stock appreciation right grants.

      13.3     Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14

CHANGE IN CONTROL

      If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this

§ 14 relates to satisfying any performance goal and there is a target for such goal, then unless the Committee determines otherwise, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15

AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.2 or § 14.

§ 16

MISCELLANEOUS

      16.1     Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. Subject to § 9.3, an Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

      16.2     No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

      16.3     Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

      16.4     Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

      16.5     Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

      16.6     Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

AMERICA SERVICE GROUP INC.

By:

Date:

AMERICA SERVICE GROUP INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON JUNE 16, 2004

     The undersigned hereby appoints MICHAEL CATALANO and JEAN L. BYASSEE and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of America Service Group Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, June 16, 2004, at 10:00 a.m., local time, at the offices of America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be signed, on the other side)

Fold and Detach Here
    Please mark your votes as indicated in this example ☒
    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS.

1. To elect seven directors to serve until the 2005 Annual Meeting of Stockholders:

☐ Michael Catalano ☐ Carol R. Goldberg	☐ Richard D. Wright ☐ William D. Eberle	☐ Richard M. Mastaler ☐ Burton C. Einspruch, M.D.	☐ Michael E. Gallagher
    (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

☐ FOR all nominees	☐ WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED (except as marked to the contrary)

2.	To approve the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan:

☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

3.	To approve the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 20,000,000 shares:

☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

Date: ________________________ , 2004	Signature(s) of Stockholder(s)

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.